UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

425 Martingale Road
Suite 2050
Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2014, Sparton Corporation (the “Company”) adopted the First Amendment and the Second Amendment to the Sparton Corporation Deferred Compensation Plan (the “Plan”), each effective as of July 1, 2014.

The First Amendment to the Plan permits the purchase of split dollar life insurance with assets deferred under the Plan to provide for additional benefits to beneficiaries in the event of a Plan participant’s death.

The Second Amendment to the Plan permits members of the Company’s Board of Directors to participate in the Plan and permits restricted stock units to be deferred under the Plan.

This summary of the First Amendment and Second Amendment to the Plan is not intended to be complete and is qualified in its entirety by reference to the First Amendment and Second Amendment to the Plan, which are filed hereto as Exhibits 10.1 and 10.2, respectively.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	First Amendment to the Sparton Corporation Deferred Compensation Plan

Exhibit 10.2	Second Amendment to the Sparton Corporation Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION

Dated: July 3, 2014	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 10.1	First Amendment to the Sparton Corporation Deferred Compensation Plan

Exhibit 10.2	Second Amendment to the Sparton Corporation Deferred Compensation Plan